Exhibit 99.1
Innovation at the speed of life

Danaher Reports First Quarter 2024 Results
WASHINGTON D.C., April 23, 2024 -- Danaher Corporation (NYSE: DHR) (the “Company”) today announced results for the quarter ended March 29, 2024. All results in this release reflect only continuing operations unless otherwise noted.
Key First Quarter 2024 Results
•Net earnings were $1.1 billion, or $1.45 per diluted common share and non-GAAP adjusted diluted net earnings per common share were $1.92.
•Revenues decreased 2.5% year-over-year to $5.8 billion and non-GAAP core revenue decreased 4.0%.
•Operating cash flow was $1.7 billion and non-GAAP free cash flow was $1.4 billion.
Rainer M. Blair, President and Chief Executive Officer, stated, “We had a good start to 2024, with our team delivering better-than-expected revenue, earnings and cash flow. We were especially pleased to see improving order trends in our bioprocessing business and believe we continued to gain market share in our molecular diagnostics business at Cepheid.”
Blair continued, “Looking ahead, the powerful combination of our leading portfolio and our team’s commitment to executing with the Danaher Business System provides a strong foundation for differentiated long-term performance while helping to meaningfully improve human health.”
Second Quarter and Full Year 2024 Outlook
The Company provides forecasted sales only on a non-GAAP basis because of the difficulty in estimating the other components of GAAP revenue, such as currency translation, acquisitions and divested product lines.
For the second quarter 2024, the Company anticipates that non-GAAP core revenue will be down mid-single digits year-over-year. For full year 2024, the Company continues to expect that non-GAAP core revenue will be down low-single digits year-over-year.
Conference Call and Webcast Information
Danaher will discuss its first quarter results and financial guidance for the second quarter and full year 2024 during its quarterly investor conference call today starting at 8:00 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher’s website, www.danaher.com, under the subheading “Events & Presentations” and additional related materials will be posted to the same section of Danaher’s website. A replay of the webcast will be available in the same section of Danaher’s website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.
The conference call can be accessed by dialing 800-245-3047 within the U.S. or by dialing +1 203-518-9765 outside the U.S. a few minutes before the 8:00 a.m. ET start and telling the operator that you are dialing in for Danaher’s earnings conference call (Conference ID: DHRQ124). A replay of the conference call will be available shortly after the conclusion of the call and until May 7, 2024. You can access the replay dial-in information on the “Investors” section of Danaher’s website under the subheading “Events & Presentations.”
ABOUT DANAHER
Danaher is a leading global life sciences and diagnostics innovator, committed to accelerating the power of science and technology to improve human health. Our businesses partner closely with customers to solve many of the most important health challenges impacting patients around the world. Danaher's advanced science and technology - and proven ability to innovate - help enable faster, more accurate diagnoses and help reduce the time and cost needed to sustainably discover, develop and deliver life-changing therapies. Focused on scientific excellence, innovation and continuous improvement, our approximately 63,000 associates worldwide help ensure that Danaher is improving quality of life for billions of people today, while setting the foundation for a healthier, more sustainable tomorrow. Explore more at www.danaher.com.

FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, including the statements regarding the anticipated financial results for the second quarter and full year 2024, order trends, the Company’s prospects for delivering long-term performance and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things: unanticipated, further declines in demand for our COVID-19 related products, the impact of global health crises, the impact of our debt obligations on our operations and liquidity, deterioration of or instability in the global economy, the markets we serve and the financial markets, uncertainties with respect to the development, deployment, and use of artificial intelligence in our business and products, uncertainties relating to national laws or policies, including laws or policies to protect or promote domestic interests and/or address foreign competition, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including rules relating to off-label marketing and other regulations relating to medical devices and the health care industry), the results of our clinical trials and perceptions thereof, our ability to effectively address cost reductions and other changes in the health care industry, our ability to successfully identify and consummate appropriate acquisitions and strategic investments, our ability to integrate the businesses we acquire and achieve the anticipated growth, synergies and other benefits of such acquisitions, contingent liabilities and other risks relating to acquisitions, investments, strategic relationships and divestitures (including tax-related and other contingent liabilities relating to past and future IPOs, split-offs or spin-offs), security breaches or other disruptions of our information technology systems or violations of data privacy laws, the impact of our restructuring activities on our ability to grow, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, changes in tax laws applicable to multinational companies, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, the rights of the United States government with respect to our production capacity in times of national emergency or with respect to intellectual property/production capacity developed using government funding, risks relating to product, service or software defects, product liability and recalls, risks relating to our manufacturing operations and fluctuations in the cost and availability of the supplies we use (including commodities) and labor we need for our operations, our relationships with and the performance of our channel partners, uncertainties relating to collaboration arrangements with third-parties, the impact of deregulation on demand for our products and services, the impact of climate change, legal or regulatory measures to address climate change and our ability to address stakeholder expectations relating to climate change, labor matters and our ability to recruit, retain and motivate talented employees representing diverse backgrounds, experiences and skill sets, non-U.S. economic, political, legal, compliance, social and business factors (including the impact of military conflicts), disruptions relating to man-made and natural disasters, inflation and the impact of our By-law exclusive forum provisions. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2023 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the first quarter of 2024. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
John T. Bedford, Vice President, Investor Relations, investor.relations@danaher.com
Danaher Corporation, 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037,
Telephone: (202) 828-0850, Fax: (202) 828-0860

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three-Month Period Ended
	March 29, 2024	March 31, 2023
Sales	$5,796	$5,949
Cost of sales	(2,309)	(2,287)
Gross profit	3,487	3,662
Operating costs:
Selling, general and administrative expenses	(1,807)	(1,772)
Research and development expenses	(368)	(373)
Operating profit	1,312	1,517
Nonoperating income (expense):
Other income (expense), net	(36)	24
Interest expense	(65)	(66)
Interest income	60	48
Earnings before income taxes	1,271	1,523
Income taxes	(183)	(283)
Net earnings from continuing operations	1,088	1,240
Earnings from discontinued operations, net of income taxes	—	210
Net earnings	1,088	1,450
Mandatory convertible preferred stock dividends	—	(21)
Net earnings attributable to common stockholders	$1,088	$1,429
Net earnings per common share from continuing operations:
Basic	$1.47	$1.67
Diluted	$1.45	$1.65
Net earnings per common share from discontinued operations:
Basic	$—	$0.29
Diluted	$—	$0.28
Net earnings per common share:
Basic	$1.47	$1.96
Diluted	$1.45	$1.94	(a)
Average common stock and common equivalent shares outstanding:
Basic	740.6	729.4
Diluted	748.6	737.2
(a) Net earnings per common share amount does not add due to rounding.

This information is presented for reference only. A complete copy of Danaher’s Form 10-Q financial statements is available on the Company’s website (www.danaher.com).

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Diluted Net Earnings Per Common Share and Adjusted Diluted Net Earnings Per Common Share 1

	Three-Month Period Ended
	March 29, 2024	March 31, 2023
Diluted Net Earnings Per Common Share From Continuing Operations (GAAP)	$1.45	$1.65
Amortization of acquisition-related intangible assets A	0.54	0.50
Fair value net (gains) losses on investments B	0.05	(0.03)
Acquisition-related items C	0.03	—
Tax effect of the above adjustments D	(0.11)	(0.08)
Discrete tax adjustments E	(0.05)	—
MCPS "as if converted" F	—	0.01
Rounding	0.01	—
Adjusted Diluted Net Earnings Per Common Share From Continuing Operations (Non-GAAP)	$1.92	$2.05
1    For the three-month period ended March 31, 2023, each of the per share adjustment amounts above have been calculated assuming the Mandatory Convertible Preferred Stock (“MCPS”) had been converted into shares of common stock.

Notes to Reconciliation of GAAP to Non-GAAP Financial Measures
A    Amortization of acquisition-related intangible assets in the following historical periods (only the pretax amounts set forth below are reflected in the amortization line item above):

	Three-Month Period Ended
	March 29, 2024	March 31, 2023
Pretax	$407	$372
After-tax	336	304
B    Net (gains) losses on the Company's equity and limited partnership investments recorded in the following historical periods (only the pretax amounts set forth below are reflected in the fair value net (gains) losses on investments line above):

	Three-Month Period Ended
	March 29, 2024	March 31, 2023
Pretax	$37	$(22)
After-tax	28	(17)
C    Costs incurred for the fair value adjustment to inventory related to the acquisition of Abcam plc for the three-month period ended March 29, 2024 ($25 million pretax as reported in this line item, $19 million after-tax).
D    This line item reflects the aggregate tax effect of all nontax adjustments reflected in the preceding line items of the table. In addition, the footnotes above indicate the after-tax amount of each individual adjustment item. Danaher estimates the tax effect of each adjustment item by applying Danaher’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment. The MCPS dividends are not tax deductible and therefore the tax effect of the adjustments does not include any tax impact of the MCPS dividends.
E    Discrete tax adjustments and other tax-related adjustments for the three-month period ended March 29, 2024, include the impact of net discrete tax benefits of $36 million due principally to excess tax benefits from stock-based compensation, release of reserves for uncertain tax positions due to the expiration of statutes of limitation and changes in estimates associated with prior period uncertain tax positions.

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
F    In May 2020, the Company issued $1.72 billion in aggregate liquidation preference of 5.0% MCPS. Dividends on the MCPS were payable on a cumulative basis at an annual rate of 5.0% on the liquidation preference of $1,000 per share. Each share of MCPS converted on April 17, 2023 into 5.0175 shares of Danaher’s common stock. For the calculation of net earnings per common share from continuing operations, the impact of the dilutive MCPS is calculated under the “if-converted” method and the related MCPS dividends are excluded. For the purposes of calculating adjusted earnings per common share from continuing operations, the Company has excluded the paid MCPS cash dividends and assumed the “if-converted” method of share dilution (the incremental shares of common stock deemed outstanding applying the “if-converted” method of calculating share dilution only with respect to any MCPS the conversion of which would be dilutive in the particular period are referred to as the “Converted Shares”) for any MCPS that were anti-dilutive for the given period. For additional information about the impact of the MCPS on the calculation of diluted EPS, see note 2 in the Average and Adjusted Average Common Stock and Common Equivalent Diluted Shares Outstanding table below.

Average and Adjusted Average Common Stock and Common Equivalent Diluted Shares Outstanding
(shares in millions)

	Three-Month Period Ended
	March 29, 2024	March 31, 2023
Average common stock and common equivalent shares outstanding - diluted (GAAP) [2]	748.6	737.2
Converted shares [3]	—	8.6
Adjusted average common stock and common equivalent shares outstanding - diluted (non-GAAP)	748.6	745.8
2    The impact of the MCPS calculated under the if-converted method was anti-dilutive for the three-month period ended March 31, 2023 and the related MCPS dividends of $21 million were included in the calculation of net earnings for diluted EPS. As of April 17, 2023, all outstanding shares of the MCPS converted into 8.6 million shares of the Company’s common stock.
3    The number of converted shares assumes the conversion of all MCPS and issuance of the underlying shares applying the “if-converted” method of accounting and using an average 20 trading-day trailing Volume Weighted Average Price of $246.26 as of March 31, 2023.

Sales (Decline) Growth by Segment and Core Sales (Decline) Growth by Segment

	% Change Three-Month Period Ended March 29, 2024 vs. Comparable 2023 Period
		Segments
	Total Company	Biotechnology	Life Sciences	Diagnostics
Total sales (decline) growth (GAAP)	(2.5)%	(18.0)%	2.0%	6.5%
Impact of:
Acquisitions	(2.0)%	—%	(6.0)%	—%
Currency exchange rates	0.5%	1.0%	1.0%	1.0%
Core sales (decline) growth (non-GAAP)	(4.0)%	(17.0)%	(3.0)%	7.5%

Forecasted Core Sales Decline

	% Change Three-Month Period Ending June 28, 2024 vs. Comparable 2023 Period	% Change Year Ending December 31, 2024 vs. Comparable 2023 Period
Core sales decline (non-GAAP)	-Mid-single digit	-Low-single digit

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Cash Flow from Continuing Operations and Free Cash Flow from Continuing Operations
($ in millions)

	Three-Month Period Ended
	March 29, 2024	March 31, 2023
Total Cash Flow from Continuing Operations:
Net cash provided by operating activities from continuing operations (GAAP)	$1,739	$1,806
Total cash used in investing activities from continuing operations (GAAP)	$(321)	$(295)
Total cash used in financing activities from continuing operations (GAAP)	$(133)	$(262)

Free Cash Flow from Continuing Operations:
Net cash provided by operating activities from continuing operations (GAAP)	$1,739	$1,806
Less: payments for additions to property, plant & equipment (capital expenditures) from continuing operations (GAAP)	(291)	(266)
Plus: proceeds from sales of property, plant & equipment (capital disposals) from continuing operations (GAAP)	—	—
Free cash flow from continuing operations (non-GAAP)	$1,448	$1,540
We define free cash flow from continuing operations as operating cash flows from continuing operations, less payments for additions to property, plant and equipment from continuing operations (“capital expenditures”) plus the proceeds from sales of plant, property and equipment from continuing operations (“capital disposals”).

Statement Regarding Non-GAAP Measures
Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  Management believes that these measures provide useful information to investors by offering additional ways of viewing Danaher Corporation’s (“Danaher” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors:
•with respect to Adjusted Diluted Net Earnings Per Common Share, understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers;
•with respect to core sales and related non-GAAP sales measures, identify underlying growth trends in our business and compare our sales performance with prior and future periods and to our peers; and
•with respect to free cash flow from continuing operations and related non-GAAP cash flow measures (the “FCF Measure”), understand Danaher’s ability to generate cash without external financings, strengthen its balance sheet, invest in its business and grow its business through acquisitions and other strategic opportunities (although a limitation of free cash flow is that it does not take into account the Company’s debt service requirements and other non-discretionary expenditures, and as a result the entire free cash flow amount is not necessarily available for discretionary expenditures).
Management uses the non-GAAP measures referenced above to measure the Company’s operating and financial performance, and uses core sales and non-GAAP measures similar to Adjusted Diluted Net Earnings Per Common Share from Continuing Operations and the FCF Measure in the Company’s executive compensation program.
The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:
•With respect to Adjusted Diluted Net Earnings Per Common Share:
◦Amortization of Intangible Assets: We exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe however that it is important for investors to understand that such intangible assets contribute to sales generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.
◦Restructuring Charges: We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans) from the ongoing productivity improvements that result from application of the Danaher Business System. Because these restructuring plans are incremental to the core activities that arise in the ordinary course of our business and we believe are not indicative of Danaher’s ongoing operating costs in a given period, we exclude these costs to facilitate a more consistent comparison of operating results over time.
◦Other Adjustments: With respect to the other items excluded from Adjusted Diluted Net Earnings Per Common Share from Continuing Operations, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Danaher's commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.
•With respect to adjusted average common stock and common equivalent shares outstanding, Danaher’s Mandatory Convertible Preferred Stock (“MCPS”) mandatorily converted into Danaher common stock on the mandatory conversion date of April 17, 2023 (unless converted or redeemed earlier in accordance with the terms of the applicable certificate of designations). With respect to the calculation of Adjusted Diluted Net Earnings Per Common Share from Continuing Operations, we apply the “if converted” method of share dilution to the MCPS in all applicable periods irrespective of whether such preferred shares would be dilutive or anti-dilutive in the period. We believe this presentation provides useful information to investors by helping them understand the net impact on Danaher’s earnings per share-related measures irrespective of the period.

•With respect to core sales related measures, (1) we exclude the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends, and (2) we exclude the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.
•With respect to the FCF Measure, we exclude payments for additions to property, plant and equipment (net of the proceeds from capital disposals) to demonstrate the amount of operating cash flow for the period that remains after accounting for the Company’s capital expenditure requirements.
The Company provides forecasted sales only on a non-GAAP basis because of the difficulty in estimating the other components of GAAP revenue, such as currency translation, acquisitions and divested product lines.